Exhibit 21.1

Subsidiaries of the Registrant

Entity	State of Incorporation
Basin Pipeline L.L.C.	Michigan
Bright Star Gathering, Inc.	Texas
MarkWest Blackhawk, L.P.	Texas
MarkWest Energy Appalachia, L.L.C.	Delaware
MarkWest Energy East Texas Gas Company, L.P.	Delaware
MarkWest Energy Finance Corporation	Delaware
MarkWest Energy Operating Company, L.L.C.	Delaware
MarkWest Javelina Company	Texas
MarkWest Javelina Holding Company, L.P.	Delaware
MarkWest Javelina Pipeline Company	Texas
MarkWest Javelina Pipeline Holding, L.P.	Oklahoma
MarkWest Michigan Pipeline Company, L.L.C.	Michigan
MarkWest New Mexico, L.P.	Texas
MarkWest Pinnacle L.P.	Texas
MarkWest Pipeline Company, L.P.	Texas
MarkWest PNG Utility, L.P.	Texas
MarkWest Power Tex L.P.	Texas
MarkWest Texas GP, L.L.C.	Delaware
MW Texas Limited, L.L.C.	Delaware
MarkWest Texas PNG Utility, L.P.	Texas
MarkWest Western Oklahoma Gas Company, L.L.C.	Oklahoma
Matrex, L.L.C.	Michigan
Starfish Pipeline Company, L.L.C.	Delaware
Stingray Pipeline Company, L.L.C.	Delaware
Triton Gathering, L.L.C.	Delaware
West Cameron Dehydration Company, L.L.C.	Delaware
West Shore Processing Company, L.L.C.	Michigan